Exhibit 10.4

RESTRICTED STOCK AGREEMENT 2010

FOR

NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS

This Restricted Stock Agreement (“Agreement”) is made this         day of     , 20     , (the “Award Date”) by and between MCG Capital Corporation, a Delaware corporation (the “Company”), and                              (“Director”).

WHEREAS, in accordance with (i) an order of the Securities and Exchange Commission (“SEC”) dated April 4, 2006 (Release No. 27280) granting certain exemptive relief to the Company regarding the issuance of restricted stock under and in accordance with the Investment Company Act of 1940 (as amended) (the “1940 Act”), (ii) an order of the SEC dated April 20, 2010 (Release No. 29210) amending the April 4, 2006 order to permit the Company, pursuant to its Restricted Stock Plan (as defined below), to engage in certain transactions that may constitute purchases by the Company of its own securities within the meaning of section 23(a) of the 1940 Act, (iii) the approvals of the Company’s Board of Directors dated May 12, 2006, February 14, 2008 and March 31, 2010, and (iv) the approval of Company’s Stockholders on each of June 12, 2006, April 23, 2008 and May 26, 2010, the Company has adopted and amended, as the case may be, a Restricted Stock Plan that governs the issuances of restricted stock from time to time to directors of the Company; and

WHEREAS, on September 22, 2006 and June 14, 2010, the Company filed with the SEC registration statements on Form S-8 to register the shares of common stock (par value $0.01 per share) of the Company (the “Common Stock”) that are authorized for issuance under the Restricted Stock Plan; and

WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and the Restricted Stock Plan, the Company desires to grant to Director shares of Common Stock (such shares, the “Shares”) in connection with and as consideration for Director’s service on the Company’s Board of Directors during Director’s current term of office (such grant, the “Award”); and

WHEREAS, it is a condition precedent to the Company’s making of the Award that Director enter into this Agreement with the Company concerning the rights and restrictions of the Shares subject to the Award and any additional agreements described herein that the Company may require;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), and intending to be legally bound hereby, the parties hereto hereby agree as follows:

I.	OWNERSHIP OF SHARES

1.1 Awarded Shares. The Company hereby awards to Director, effective as of the Award Date, the number of Shares set forth on Annex 1. The Shares are subject to certain restrictions and other terms and conditions set forth herein, including without limitation, the forfeiture restrictions set forth in Article IV hereof. The certificates representing the Shares that are subject to forfeiture restrictions under Article IV shall be held in escrow by the Corporate Secretary of the Company as provided in, and in accordance with, Article V.

1.2 Lapse of Restrictions. Subject to Sections 4.1, 4.2 and 4.3 hereof, the forfeiture restrictions set forth herein shall lapse with respect to the Shares in accordance with the Schedule(s) set forth on Annex 1.

1.3 Restrictive Legends.

(a) In order to reflect the restrictions on disposition of the Shares and the forfeiture restrictions, the stock certificates representing the Shares will be endorsed with the following restrictive legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A “TRANSFER”) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF , BETWEEN THE REGISTERED OWNER AND THE COMPANY, AS IT MAY BE AMENDED FROM TIME TO TIME. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS, AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.”

“THE REGISTERED OWNER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS AN AFFILIATE, AS DEFINED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OF THE COMPANY AND MAY NOT TRANSFER THESE SECURITIES EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, INCLUDING RULE 144 UNDER THE ACT, OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.”

(b) Upon the lapse of the applicable forfeiture restrictions, at Director’s request, the Company shall issue replacement certificates representing such Shares without the legend set forth in clause (a) of this Section 1.3.

1.4 Definitions. Whenever used in this Agreement, the following terms shall have the meaning specified below unless the context clearly indicates to the contrary.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Beneficial Ownership” or “Beneficially Owned” means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change in Capitalization” means any increase or reduction in the number of shares of Common Stock, or any change in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, change in corporate structure or substantially similar event.

“Change in Control” means the occurrence of any of the following events:

(a) An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person (as defined below) immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined); or

(b) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not “interested persons” as defined in the Investment Company Act of 1940, by a majority of the directors who are not “interested persons” serving on the Incumbent Board), such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization involving the Company (a “Merger”) or an indirect or direct subsidiary of the Company, or to which securities of the Company are issued, unless:

(A) the stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of

(x) the corporation resulting from the Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation, and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation or (y) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

(C) no Person other than (a) the Company, (b) any Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (d) any Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of (x) the Surviving Corporation or (y) the ultimate Parent Corporation;

(D) Each transaction described in clauses (c)(i)(A) through (C) above shall herein be referred to as a “Non-Control Transaction”; or

(ii) The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (A) a transfer to a Subsidiary, (B) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (C) the distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which is composed solely of independent directors, or another committee of the Board composed solely of independent directors that is appointed by the Board to administer this Agreement.

“Dividends” means all cash dividends (including shares of Common Stock acquired through any dividend reinvestment program with respect to regular cash dividends), except for liquidating dividends.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Forfeitable Shares” means any Shares with respect to which the restrictions have not lapsed in accordance with the Schedule(s) set forth in Annex 1.

“Non-Forfeitable Shares” means any Shares with respect to which the restrictions thereon have lapsed (a) in accordance with the Schedule(s) set forth in Annex 1, or (b) otherwise in accordance with the terms of this Agreement.

“Owner” includes Director and all subsequent holders of the Shares who own such Shares pursuant to a Transfer from Director in accordance with Section 3.1 and Section 3.2.

“Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.

“Restricted Stock Plan” means the MCG Capital Corporation 2006 Non-Employee Director Restricted Stock Plan, as approved by the Board of Directors of the Company on May 12, 2006, and by the Stockholders of the Company on June 12, 2006, and as amended by the Board on February 14, 2008 and by the Stockholders of the Company on April 23, 2008, and as amended by the Board on March 31, 2010 and by the Stockholders of the Company on May 26, 2010, as such Restricted Stock Plan may be amended and modified from time to time.

“Schedule” shall refer to the Schedule(s) set forth on Annex 1.

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition of any Shares.

II.	SPECIAL PROVISIONS

2.1 Stockholder Rights, Including Voting & Dividend Rights. Unless and until any such Shares awarded to Director hereunder are forfeited in accordance with the terms and provisions of this Agreement, Director (or any successor in interest) shall have and be entitled to all of the rights and privileges of a holder of Common Stock of the Company (including, without limitation, voting rights and dividend rights) with respect to both such Forfeitable Shares and such Non-Forfeitable Shares, but subject, however, to the transfer restrictions of Article III.

2.2 Payment and Reimbursement for Applicable Withholding Taxes.

(a) Director understands that (a) all of the Shares that are Forfeitable Shares as of the Award Date are considered to be subject to a substantial risk of forfeiture under Section 83 of the Code, and (b) under Section 83(a) of the Code, upon the lapse of any forfeiture restrictions applicable to any of the Shares, Director is required to include as income (the “Taxable Amount”) the difference (if any) between the price paid (if any) for such Shares and the Fair Market Value of such Shares on the date on which any such forfeiture restrictions applicable to such Shares lapse.

(b) If approved by the Board or the Committee in its sole discretion, Director may satisfy such tax obligations as described in Section 2.2(a) in whole or in part by delivery (either by actual delivery or attestation) of shares of the Company’s Common Stock, including shares retained from the award creating the tax obligation, valued at their Fair Market Value (i.e., the date of vesting of restricted shares of the Company’s Common Stock); provided, however, that except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations. Shares of common stock used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

III.	TRANSFER RESTRICTIONS

3.1 Restrictions on Transfer of Shares. Director shall not transfer, assign, encumber, or otherwise dispose of all or any part of the Forfeitable Shares, except in compliance with the provisions of Sections 3.1(a) through 3.1(c) and Section 3.2.

(a) The following Transfers of Forfeitable Shares shall be permitted:

(i) a Transfer made by Director to the Company; and

(ii) a Transfer made to any of the following “Permitted Transferees”:

(A) upon the death of Director to his or her executors, administrators, testamentary trustees, legatees or beneficiaries (the “Director’s Estate”) or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Shares in accordance with the terms of this Agreement; or

(B) a Transfer made to a trust or custodianship the beneficiaries of which include only Director, his or her spouse, his or her life partner, his or her descendants, including adopted children, his or her ancestors, his or her siblings, and/or the spouses and/or life partners of his or her descendants, ancestors and siblings (a “Director’s Trust”); or

(C) a Transfer made to a partnership, limited liability company, corporation or other entity all of the owners of which are included in subparagraph B above (a “Director’s Entity”); or

(D) a Transfer to an organization that is exempt from federal income taxation under Section 501(c)(3) of the Code; or

(b) Immediately prior to any Transfer of Shares to a Director’s Trust or a Director’s Entity, Director shall provide the Company with a copy of the instruments creating such Director’s Trust or such Director’s Entity with the identity of the beneficiaries, partners, members or shareholders of such Director’s Trust or such Director’s Entity, as applicable. Director shall notify the Company prior to any change in the identity of any beneficiary, partner, member or shareholder of such Director’s Trust or such Director’s Entity, as applicable.

3.2 Restrictions on Transfer of Shares; Transferee Obligations.

(a) No Transfer of Shares, whether or not permitted by Sections 3.1, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

(i) Such Transfer of the Shares is made pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel retained by Director (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the 1933 Act and applicable state securities laws; and

(ii) Each person (other than the Company) to whom the Shares are transferred by means of one of the Transfers specified in Section 3.1 above shall, as a condition precedent to the validity of such Transfer, agree in writing to the Company to be bound by the terms and provisions of this Agreement and acknowledge that any such transferred Shares shall be subject to the terms and provisions of this Agreement, (1) the restrictions on transfer contained in Sections 3.1 and 3.2 as applicable, and (2) the forfeiture restrictions contained in Article IV, and (3) the escrow provisions pursuant to Article V, to the same extent as if such Shares continued to be owned by Director.

(b) No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect.

IV.	FORFEITURE OF FORFEITABLE SHARES

4.1 Termination of Service as a Director. Subject to Section 4.2, upon any resignation or removal of Director as a member of the Board of Directors, all of Director’s Forfeitable Shares shall be forfeited as of such date of resignation or removal.

4.2 Change in Control. Upon a Change in Control, notwithstanding anything to the contrary in this Agreement or in any other agreement between Director and the Company, all of Director’s Forfeitable Shares shall become Non-Forfeitable Shares. The Company shall assign this Agreement and its rights, together with its obligations, hereunder in connection with a Change in Control.

4.3 Additional Shares or Substituted Securities. Upon the occurrence of any Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) that is by reason of any such Change in Capitalization distributed with respect to the Shares shall be immediately subject to the restrictions set forth herein, but only to the extent the Shares are at the time covered by such restrictions. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder in order to reflect the effect of any such transaction upon the Company’s capital structure.

V.	ESCROW

5.1 Deposit. Upon issuance, the certificates for the Forfeitable Shares shall be deposited in escrow with the Corporate Secretary of the Company to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by two original duly executed Assignment Separate from Certificates in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.3 below. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be provided with written evidence of the number of Shares (or other assets and securities) delivered in escrow to the Corporate Secretary of the Company.

5.2 Recapitalization. All Dividends shall be paid directly to the Owner and shall not be held in escrow. However, in the event of a Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) that is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Corporate Secretary of the Company to be held in escrow under this Article V, but only to the extent the Shares are at the time subject to the escrow requirements of Section 5.1.

5.3 Release/Surrender. The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

(a) The certificates for Shares (excluding Dividends) shall be released from escrow and delivered to the Owner after the restrictions on the Forfeitable Shares lapse in accordance with the Schedule(s) or as otherwise set forth herein, upon the written request of the Owner with reasonable advance notice to the Corporate Secretary.

(b) If Forfeitable Shares are forfeited hereunder, then the certificates representing such forfeited Shares shall be surrendered to the Company.

(c) Notwithstanding anything to the contrary contained in this Section 5.3, all Shares (or other assets or securities) released from escrow in accordance with the provisions of Section 5.3(a) shall nevertheless remain subject to the transfer restrictions set forth in Section 3.2 until such restrictions terminate in accordance with the terms of Section 3.2.

VI.	GENERAL PROVISIONS

6.1 Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient at the address indicated on Annex 1 or at such other address as such party may designate by ten (10) days’ advance written notice under this Section 4.1 to all other parties to this Agreement.

6.2 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.3 Amendment. This Agreement may be modified, amended, suspended or terminated, and terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

6.4 Director Undertaking. Director hereby agrees to take whatever additional action and execute whatever additional documents the Company may, in its judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Director or the Shares pursuant to the express provisions of this Agreement.

6.5 Agreement Is Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to conflict of laws principles thereof.

6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

6.8 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Director and Director’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date first indicated above.

THE COMPANY:

MCG CAPITAL CORPORATION

By:
Name:
Title:

DIRECTOR:

Name:

Annex 1

MCG CAPITAL CORPORATION

RESTRICTED STOCK AGREEMENT

Director Name:

Director Address:

Awarded Shares:                    Shares

Lapsing of Forfeiture:

From and after the Award Date, but subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.2, 4.1 and 5.1 shall lapse with respect to Shares annually on March 31 of each year (beginning March 31,     ), in each such instance only if and to the extent that Director is still then serving as a director on the Board of Directors of the Company on such date.